Exhibit 10.1

OCTOBER NOTE WAIVER #2 AGREEMENT

This waiver agreement (the “Agreement”) is entered into as of the 28th day of February 2023, by and between Crown Electrokinetics Corp., a Delaware corporation (the “Company”) and the investor signatory hereto (the “Investor”), with reference to the following facts:

A. Prior to the date hereof, pursuant to a Securities Purchase Agreement, dated as of October 19, 2022, by and between the Company and the Investor (the “Securities Purchase Agreement”), a senior secured note, dated as of October 19, 2022, by and between the Company and the Investor (the “Note”) and a warrant, dated as of October 19, 2022, by and between the Company and the Investor, the Company issued to the Investor (i) senior secured notes and (ii) a warrant to purchase common stock of the Company, par value $0.0001 (the “Common Stock”). Capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement.

B. The Company desires to consummate a transaction (the “Transaction”) pursuant to which it will be issuing a certain convertible note (“Securities”) and granting a security interest which shall be subordinate to the security interest granted to the Collateral Agent on behalf of the Investor, except for the security interest in the accounts and any asset purchased with a loan made under the Agreement to or for the benefit of the Company, which shall have a first position security interest (the “Security Interest”).

C. The Company and the Investor desire solely with respect to the Transaction and with respect to an at-the-market (“ATM”) offering the Company may proceed with and with any other Subsequent Placement related to the $100,000,000 line of credit obtained by the Company on or about February 2, 2023 (the “Line of Credit”), to waive Section 4(o) of the Securities Purchase Agreement (Participation Right) (the “Participation Waiver”).

D. From this date forward, the Company and the Investor desire to waive Section 4(a)(xvi) of the Note, so that the Company may issue securities at a per share price lower than the Conversion Price, but in no event less than $0.33 per share (as adjusted for stock splits, dividends, and similar equitable adjustments to all shares of Common Stock) (the “Lower Price Issuance Waiver”), with respect to the ATM.

E. The Company and the Investor desire, solely with respect to the Transaction and with respect to any other Subsequent Placements, to waive Sections 13(b), 13(c) and 13(d) of the Note (Incurrence of Indebtedness, Existence of Liens and Restricted Payments and Investments, respectively) (the “Negative Covenant Waiver” and, together with the Participation Waiver and the Lower Price Issuance Waiver, the “Waivers”).

F. In Section 31(bb) of the Note, to extend the Maturity Date from October 18, 2023 to April 18, 2024.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Waiver. The Waivers are effective as of the time of execution of this Agreement by both parties hereto.

2. Extension. The Maturity Date of the Note shall be extended from October 18, 2023 until April 18, 2024.

3. Warrant Issuance. As consideration for entering into this Agreement, the Company and Investor have agreed that the Company will (i) issue that certain warrant to Investor, substantially in the form attached hereto as Exhibit A, which warrant will either price at $0.32 per share or at the market price of the Company’s securities, whichever is higher, and (ii) satisfy in cash all obligations owed to Investor pursuant to that certain senior note issued to Investor on January 3, 2023, following which the note shall be deemed satisfied in full and cancelled.

4. Ratifications. Except as otherwise expressly provided herein, the Transaction Documents, are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

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IN WITNESS WHEREOF, the Investor and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY:

Crown Electrokinetics Corp.

By:
	Name:	Doug Croxall
	Title:	Chief Executive Officer

[Signature Page to CRKN Waiver]

Exhibit A